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                             AGREEMENT AND PLAN OF MERGER


                                        Among

                        KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,

                            NORTH STAR ACQUISITION, INC.,

                             NORTH STAR PLATING COMPANY,

                                   RONALD G. BROWN

                                         and

                                     KIM D. WOOD








                               Dated:  December 6, 1996


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                                     EXHIBIT 2.1

                                  TABLE OF CONTENTS


                                                                            Page
ARTICLE I - DEFINITIONS...................................................... 1

ARTICLE II - THE MERGER...................................................... 6
    2.1    The Merger........................................................ 6
    2.2    Articles of Merger; Effective Time................................ 6
    2.3    Effect of Merger.................................................. 6
    2.4    Closing........................................................... 6
    2.5    Articles of Incorporation; By-laws................................ 6
    2.6    Directors and Officers............................................ 6
    2.7    Accounting Treatment.............................................. 6

ARTICLE III - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES............. 7
    3.1    Conversion of Securities.......................................... 7
    3.2    Rights of Holders of North Star Common Stock...................... 7
    3.3    Surrender, Exchange and Delivery.................................. 7
    3.4    No Fractional Shares.............................................. 9
    3.5    Shareholder Approvals............................................. 9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NORTH STAR AND THE NORTH STAR
    SHAREHOLDERS............................................................. 9
    4.1    Corporate Existence and Power..................................... 9
    4.2    North Star Subsidiaries........................................... 9
    4.3    Corporate Authorization........................................... 9
    4.4    Governmental Authorization....................................... 10
    4.5    Non-Contravention................................................ 10
    4.6    Capitalization................................................... 10
    4.7    North Star Financial Statements.................................. 11
    4.8    North Star's Books and Records................................... 11
    4.9    North Star Contracts with Related Parties........................ 11
    4.10   Absence of Certain Changes or Events............................. 11
    4.11   Litigation....................................................... 12
    4.12   Taxes............................................................ 13
    4.13   Title to Assets.................................................. 13
    4.14   Labor Matters.................................................... 13
    4.15   Employee Benefit Plans........................................... 13
    4.16   Compliance with Laws............................................. 14
    4.17   Brokers.......................................................... 15
    4.18   Vote Required.................................................... 15
    4.19   Environmental Matters............................................ 15
    4.20   Trademarks, Patents and Copyrights............................... 16
    4.21   Contracts and Other Agreements................................... 16
    4.22   Insurance........................................................ 17
    4.23   Disclosure....................................................... 17

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF KEYSTONE...................... 18
    5.1    Corporate Existence and Power.................................... 18
    5.2    Corporate Authorization.......................................... 18
    5.3    Governmental Authorization....................................... 18
    5.4    Non-Contravention................................................ 19
    5.5    Capitalization................................................... 19
    5.6    SEC Documents.................................................... 19
    5.7    Absence of Certain Changes or Events............................. 20
    5.8    Litigation....................................................... 21
    5.9    Taxes............................................................ 21
    5.10   Compliance with Laws............................................. 21
    5.11   Brokers.......................................................... 21
    5.12   Vote Required.................................................... 21
    5.13   Disclosure....................................................... 22

ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS...................... 22
    6.1    Conduct of Business by North Star................................ 22
    6.2    Conduct of Business by Keystone.................................. 24
    6.3    Other Action..................................................... 24
    6.4    No Solicitation of Transactions.................................. 24
    6.5    Interim Financial Information.................................... 24

ARTICLE VII - ADDITIONAL AGREEMENTS......................................... 25
    7.1    Preparation of Registration Statement; Shareholders' Meeting..... 25
    7.2    Information Supplied by North Star............................... 25
    7.3    Information Supplied by Keystone................................. 25
    7.4    Access to Information............................................ 26
    7.5    Confidentiality.................................................. 26
    7.6    Public Announcements............................................. 26
    7.7    Appropriate Action; Consents; Filings............................ 27
    7.8    State Statutes................................................... 28
    7.9    Employment Contracts............................................. 28
    7.10   Indemnification.................................................. 28
    7.11   Accounting Treatment............................................. 30
    7.12   Other Agreements................................................. 30
    7.13   Right to Update Schedules........................................ 30
    7.14   Board of Directors............................................... 30
    7.15   Termination of Certain Agreements................................ 30

ARTICLE VIII - CONDITIONS TO THE MERGER..................................... 30
    8.1    Conditions of Each Party's Obligation to Effect the Merger....... 30
    8.2    Conditions of Obligation of Keystone............................. 31
    8.3    Conditions of Obligation of North Star........................... 32

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER.............................. 33
    9.1    Termination...................................................... 33
    9.2    Consequences of Termination...................................... 34
    9.3    Amendment........................................................ 35
    9.4    Waiver........................................................... 35

ARTICLE X - GENERAL PROVISIONS.............................................. 35
    10.1   Survival of Representations and Warranties....................... 35
    10.2   Notices.......................................................... 35
    10.3   Entire Agreement................................................. 35
    10.4   Severability..................................................... 35
    10.5   Successors and Assigns........................................... 36
    10.6   Parties in Interest.............................................. 36
    10.7   Enforcement...................................................... 36
    10.8   Governing Law.................................................... 36
    10.9   Counterparts; Effectiveness...................................... 36
    10.10  Further Assurances............................................... 36
    10.11  Attorney Fees.................................................... 36

                             AGREEMENT AND PLAN OF MERGER


           THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into and effective as of December 6, 1996, by and among Keystone Automotive Industries, Inc., a California corporation ("Keystone"), North Star Acquisition, Inc., a Minnesota corporation (the "Subsidiary"), North Star Plating Company, a Minnesota corporation ("North Star"), and RONALD G. BROWN and KIM D. WOOD (collectively, the "North Star Shareholders").


                                   R E C I T A L S:

    A. Keystone has formed the Subsidiary as a wholly-owned subsidiary in order to effect the merger of the Subsidiary with and into North Star, on the terms and conditions set forth in this Agreement and in accordance with applicable law (the "Merger"), such that upon the consummation of the Merger, North Star will be a wholly-owned Subsidiary of Keystone and the Subsidiary will cease to exist.

    B. The boards of directors of Keystone, the Subsidiary and North Star each have determined that it is in the best interests of their respective companies and shareholders that the Merger be consummated.

    C. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                               ARTICLE I - DEFINITIONS

As used herein, the following words and terms shall have the meanings set forth below:

    1.1 "Affiliate" means as to any Person (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director, officer, partner or principal
(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above, or (c) any individual who is a relative of any Person described in clause (a) or clause (b) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect,
(i) to vote or direct the voting of 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

    1.2     "Articles of Merger" shall refer to the document described in
SECTION 2.2, providing for the consummation of the Merger in accordance with the terms of this Agreement.

    1.3 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended.

    1.4 "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

    1.5    "Closing" shall mean the consummation of the Merger as described in
SECTION 2.4 hereof.

    1.6    "Closing Date" shall mean the date on which the Closing occurs.

    1.7    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.8 "Competing Transaction" shall mean any of the following (other than the transactions contemplated hereby): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving North Star, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of North Star or any subsidiary of North Star, taken as a whole, in a single transaction or series of transactions, other than in the ordinary course of business, (iii) any tender offer or exchange offer for any of the North Star Shares or the filing of a registration statement under the Securities Act in connection therewith, (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the North Star Shares or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing other than any transaction contemplated herein.

    1.9 "Effective Time" shall mean the time that the Merger becomes effective pursuant to SECTION 2.2 below.

    1.10 "Environmental Laws" shall mean all federal, state and local statues, laws, rules, regulations, ordinances, codes, guidelines and orders (including consent decrees and administrative orders) that relate to public health and safety or purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to the protection of human health or the environment, including, but not limited to, CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended, the Clean Air Act, 42 U.S.C. 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. 1251 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. 655 et seq.

    1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.12 "Evaluation Materials" shall mean any business and/or technical information of the Other Party or any of its subsidiaries which is (X) of a type typically regarded by both Keystone and North Star as confidential or proprietary or (Y) is either (a) is disclosed in written form and designated as "Confidential" or "Proprietary" or (ii) initially is disclosed verbally, is identified as "Confidential" or "Proprietary" at the time of disclosure and, within five (5) days following disclosure, is summarized in written form, designated as "Confidential" or "Proprietary" and delivered to an executive officer of the party to which such disclosure was made.

    1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.14   "Exchange Agent" shall mean Ernst & Young, LLP.

    1.15 "Exchange Ratio" shall mean the ratio at which North Star Common Stock is to be exchanged for Keystone Common Stock, which ratio is 1 share of North Star Common Stock to

362.3088 shares of Keystone Common Stock. The application of the Exchange Ratio to all of the issued and outstanding shares of North Star Common Stock will result in the issuance of an aggregate of 2,450,000 shares of Keystone Common Stock to the holders of North Star Common Stock.

    1.16 "Governmental Entity" shall mean any federal, state, local or foreign governmental body, agency, official or authority (including courts, administrative agencies, commissions, self-regulatory agencies or authorities or other governmental authority or instrumentality).

    1.17 "Hazardous Materials" means (a) any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act, as amended, or regulations adopted pursuant to said act; (b) any "hazardous materials" or "hazardous substance" as defined in CERCLA; (c) any petroleum product, explosives, flammable material, radioactive material, friable asbestos-containing materials and transformers and other electrical equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs); or
(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance which are now or hereafter become defined, listed or otherwise classified as, or included in the definition of "hazardous substances" "hazardous wastes", "hazardous materials", "contaminants", "pollutants", "solid wastes", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants" or words of similar import within the meaning of any Environmental Law, whether now existing or hereafter in effect and as amended from time to time, and (e) to the extent not included in the foregoing, any medical waste.

    1.18 "Keystone" shall mean Keystone Automotive Industries, Inc., a California corporation.

    1.19   "Keystone Common Stock" shall mean the Common Stock of Keystone.

    1.20   "Keystone Financial Advisor" shall mean FMV Opinions, Inc.

    1.21 "Keystone Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) which Keystone or any of its subsidiaries maintains or to which Keystone or any of its subsidiaries contributes.

    1.22 "Keystone SEC Documents" shall mean all required reports, schedules, forms, statements and other documents filed or required to be filed by Keystone with the SEC since June 20, 1996.

    1.23 "Keystone Shares" shall mean all issued and outstanding shares of Keystone Common Stock.

    1.24 "Knowledge" means as to any Person's awareness of any fact as of the time of determination either (i) such Person's then current actual conscious awareness of such fact or (ii) constructive knowledge of such fact if a reasonably prudent Person in a like position would then have known, or should then have known, the fact in the reasonably diligent performance of such Person's duties. In the case of a corporate party hereto, Knowledge shall be limited to the aggregate Knowledge of all of the officers of such corporation.

    1.25 "Lien" shall mean any pledge, claim, lien, charge, encumbrance or security interest of any nature whatsoever.

    1.26 "Material Adverse Effect" when used with respect to any entity means any change or changes, condition or conditions or effect or effects that individually or in the aggregate are or are likely to be materially adverse to
(a) the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of such entity and its subsidiaries, if any, or on the ability of such entity or any of its subsidiaries following the consummation of the Merger to continue the business of such entity and its subsidiaries, if any, substantially as currently conducted (without the loss of any material rights), or (b) the ability of such entity or any of its subsidiaries to perform any of their respective obligations under this Agreement or to consummate the Merger.

    1.27   "MBCA" shall mean the Minnesota Business Corporation Act.

    1.28 "Merger" shall mean the merger of North Star and the Subsidiary more fully described herein.

    1.29 "North Star" shall mean North Star Plating Company, a Minnesota corporation.

    1.30 "North Star Affiliated Group" shall mean North Star and each of its subsidiaries and Affiliates.

    1.31 "North Star Common Stock" shall mean the common stock of North Star, par value $.01 per share.

    1.32 "North Star Financial Statements" shall mean the balance sheets, statements of operations, statements of changes in shareholders' equity, statements of cash flows, reports thereon by North Star's independent auditors, if any, and any notes thereto which are referred to in SECTION 4.7 below and
SECTION 7.10 below.

    1.33 "North Star Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) which North Star or any of its subsidiaries maintains or to which North Star or any of its subsidiaries contributes.

    1.34 "North Star Shareholders" shall mean collectively Ronald G. Brown and Kim D. Wood.

    1.35 "North Star Shares" shall mean all issued and outstanding shares of North Star Common Stock, and "North Star Share" shall mean one outstanding share of North Star Common Stock.

    1.36 "Other Party" when used with reference to Keystone shall mean North Star and any of its subsidiaries and when used with respect to North Star, shall mean Keystone.

    1.37 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, a foundation, an unincorporated organization or a Governmental Body or any department or agency thereof.

    1.38 "Registration Statement" shall mean, collectively, the registration statement and proxy statement to be filed by Keystone with the SEC on Form S-4 pursuant to the provisions of SECTION 7.1 below.

    1.39   "SEC" shall mean the Securities and Exchange Commission.

    1.40   "Securities Act" shall mean the Securities Act of 1933, as amended.

    1.41 "Shareholders' Meeting" shall mean each of the respective meetings of the shareholders of Keystone and North Star to be called to approve the Merger and this Agreement.

    1.42 "State Takeover Laws" shall mean any state "control share acquisition," "anti-takeover" or other similar statutes and regulations, including, without limitation, Minnesota Statutes Section 302A.671.

    1.43 "Surviving Corporation" shall mean the corporation that is the surviving corporation in the Merger.

    1.44 "Survivor Common Stock" shall mean the common stock of the Surviving Corporation with no par value.

    1.45 "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

                               ARTICLE II - THE MERGER

    2.1 THE MERGER. At the Effective Time, the Subsidiary shall be merged with and into North Star and the separate corporate existence of the Subsidiary shall cease and North Star shall continue as the surviving corporation.

    2.2 ARTICLES OF MERGER; EFFECTIVE TIME. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII below, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Minnesota and make all other filings or recordings required by the MBCA in connection with the Merger and the transactions contemplated by this Agreement. The Merger shall become effective (a) at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota or (b) at such later time as may be agreed by the parties in writing and specified in the Articles of Merger.

    2.3 EFFECT OF MERGER. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties, of North Star and the Subsidiary, all as provided under the MBCA.

    2.4 CLOSING. The Closing will take place at 10:00 a.m. on the third business day after satisfaction or waiver of the conditions set forth in Article VIII at the offices of Manatt, Phelps & Phillips, LLP in Los Angeles, California, unless another date, time or place is agreed to in writing by the parties hereto.

    2.5    ARTICLES OF INCORPORATION; BY-LAWS.

           (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be as set forth in EXHIBIT 2.5A until thereafter amended as provided by law and such Articles of Incorporation.

           (b) At the Effective Time, the Bylaws of the Surviving Corporation shall be as set forth in EXHIBIT 2.5B until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

    2.6 DIRECTORS AND OFFICERS. The persons specified in EXHIBIT 2.6A attached hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the persons specified in EXHIBIT 2.6B shall be the initial officers of the Surviving Corporation, holding the offices set forth opposite their respective names thereon, in each case until their respective successors are duly elected or appointed and qualified.

    2.7 ACCOUNTING TREATMENT. The parties intend that the Merger will be treated as a pooling-of-interests for accounting purposes by Keystone.

                       ARTICLE III - CONVERSION OF SECURITIES;
                               EXCHANGE OF CERTIFICATES

    3.1 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of North Star Common Stock:

           (a) subject to SECTION 3.4 below, each North Star Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of shares of Keystone Common Stock determined by multiplying such North Star Share by the Exchange Ratio, provided that each North Star Share issued and outstanding immediately prior to the Merger and held by North Star as treasury stock shall be canceled, and no consideration shall be delivered in consideration therefor; and

           (b) each share of the Subsidiary's common stock, par value $.01 per share (constituting all of the Subsidiary's capital stock), immediately prior to the Effective Time shall be converted into one share of Survivor Common Stock.

    3.2 RIGHTS OF HOLDERS OF NORTH STAR COMMON STOCK. On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented shares of North Star Common Stock shall be deemed for all purposes, except as provided in
SECTION 3.3(B) below, to evidence ownership of and to represent the number of whole shares of Keystone Common Stock into which such shares of North Star Common Stock shall have been converted, and the record holder of such outstanding certificate shall, after the Effective Time, be entitled to vote the shares of Keystone Common Stock into which such shares of North Star Common Stock shall have been converted on any matters on which the holders of record of Keystone Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates, Keystone may rely conclusively upon the record of shareholders maintained by North Star containing the names and addresses of the holders of record of North Star Common Stock at the Effective Time.

    3.3    SURRENDER, EXCHANGE AND DELIVERY.

           (a) At the Effective Time, Keystone will deposit with the Exchange Agent certificates representing the aggregate number of shares of Keystone Common Stock to be issued in respect of shares of North Star Common Stock, to be held and distributed by the Exchange Agent in accordance with the terms of an agreement by and between the Surviving Corporation and the Exchange Agent and the terms of this Agreement. Promptly after the Effective Time, Keystone will send, or will cause the Exchange Agent to send, to each shareholder of record of shares of North Star at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of North Star Common Stock to the Exchange Agent). Upon receipt from each holder of North Star Common Stock of the letter of transmittal duly executed by such holder, the certificates representing such holder's North Star Common Stock (duly surrendered for cancellation) and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall deliver to such holder one or more certificates representing the appropriate number of shares of Keystone Common Stock; PROVIDED that with respect to any holder of North Star Common Stock who has delivered the foregoing items at or prior to the Closing, the Exchange Agent shall deliver to such Person at the Closing certificates representing the appropriate number of shares of Keystone Common Stock, and letters of transmittal will be made available to such holders of North Star Common Stock at or prior to Closing.

           (b) Each holder of shares of North Star Common Stock that have been converted into a right to receive shares of Keystone Common Stock upon surrender to the Exchange Agent of a certificate or certificates representing such shares of North Star Common Stock, together with a properly completed letter of transmittal covering such shares, will be entitled to receive the shares of Keystone Common Stock issuable in respect of the shares so surrendered. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such shares of Keystone Common Stock (along with the attendant rights provided in subsection
(f) below).

           (c) If any shares of Keystone Common Stock are to be delivered to a Person other than the registered holder of the shares of North Star Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such delivery that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of such delivery to a Person other than the registered holder of such shares of North Star Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

           (d) After the Effective Time, there shall be no further registration of transfers of shares of North Star Common Stock. If, after the Effective Time, certificates representing shares of North Star Common Stock are presented to North Star or Keystone, they shall be canceled and exchanged for shares of Keystone Common Stock in accordance with the procedures set forth herein.

           (e) Any shares of Keystone Common Stock deposited with the Exchange Agent pursuant to subsection (a) above that remain unclaimed by the holders of shares of North Star Common Stock twelve (12) months after the Effective Time shall be returned to Keystone upon demand, and any such holder who has not exchanged his shares of North Star Common Stock for shares of Keystone Common Stock in accordance with this SECTION 3.3 prior to that time thereafter shall look only to Keystone for his claim for Keystone Common Stock and any dividends or distributions with respect to Keystone Common Stock. Notwithstanding the foregoing, Keystone shall not be liable to any holder of shares of Keystone Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

           (f) No dividends or other distributions with respect to the Keystone Common Stock to be issued in the Merger shall be paid to the holder of any unsurrendered certificates representing shares of North Star Common Stock until such certificates are surrendered as provided in this SECTION 3.3. Upon such surrender, there shall be paid, without interest, to the holder of the Keystone Common Stock into which such shares of North Star Common Stock were converted, (1) all dividends and other distributions in respect of Keystone Common Stock that are payable on a date subsequent to, and the record date for which occurs after, the Effective Time, and (2) all dividends or other distributions in respect of shares of North Star Common Stock that are payable on a date subsequent to, and the record date for which occurs before, the Effective Time.

    3.4 NO FRACTIONAL SHARES. No fractional shares of Keystone Common Stock shall be issued in connection with the Merger and no certificate therefor shall be issued. In lieu of such fractional shares, (a) any holder of North Star Common Stock who would otherwise be entitled to a fractional share of Keystone Common Stock equal to .50 or more of a share shall instead receive one full share of Keystone Common Stock and (b) any holder of North Star Common Stock who would otherwise be entitled to a fractional share of Keystone Common Stock equal to less than .50 of a share shall instead receive no consideration in respect of such fractional interest.

    3.5 SHAREHOLDER APPROVALS. Keystone and North Star each shall call Shareholders' Meeting to consider and vote upon the approval of this Agreement and the Merger contemplated hereby, all in accordance with the provisions of the Exchange Act and applicable corporate law, as soon as practicable after the Registration Statement shall have been declared effective by the SEC and the Proxy Statement included therein has been approved by the SEC.



              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NORTH STAR
                           AND THE NORTH STAR SHAREHOLDERS

    Except as set forth in and qualified by the schedules attached hereto, North Star and each of the North Star Shareholders hereby make the following representations and warranties to Keystone, jointly and severally (subject to SECTION 7.10(E)), in each case to such Person's Knowledge; PROVIDED, however, that (i) Kim D. Wood shall not be deemed to have made any representation or warranty under SECTION 4.19 and (ii) with respect to the representation and warranty of Ronald G. Brown and Kim D. Wood in SECTION 4.14 only the standard of clause (i) of the definition of "Knowledge" shall apply.

    4.1 CORPORATE EXISTENCE AND POWER. North Star is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and has all corporate powers required to carry on its business as now conducted. North Star is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on North Star. The copies of the Articles of Incorporation and Bylaws of North Star which have been delivered to Keystone by North Star are as of the date hereof and will be at the Effective Time, true and complete copies of the Articles of Incorporation and Bylaws of North Star, in each case as amended, restated and otherwise in effect at the Effective Time.

    4.2 NORTH STAR SUBSIDIARIES. North Star does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

    4.3 CORPORATE AUTHORIZATION. Subject to obtaining the approval of the holders of North Star Common Stock as contemplated hereby, the execution, delivery and performance by North Star of this Agreement and the consummation by North Star of the transactions contemplated hereby to be consummated by it are within North Star's corporate powers and have been duly authorized by all necessary corporate action on the part of North Star, including without limitation approval of the directors of North Star and the holders of North Star Common Stock. This Agreement has been duly and validly executed and delivered by North Star and the North Star Shareholders and constitutes a legal, valid and binding agreement of North Star and the North Star Shareholders enforceable in accordance with its terms.

    4.4 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by North Star and the North Star Shareholders of this Agreement and the consummation of the Merger by North Star require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Articles of Merger in accordance with the MBCA, (b) compliance with the Hart-Scott-

Rodino Antitrust Improvements Act of 1976 and related regulations promulgated thereunder, (c) compliance with the Securities Act, the Exchange Act and applicable state securities laws and (d) any action or filing which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto.

    4.5 NON-CONTRAVENTION. The execution, delivery and performance by North Star and the North Star Shareholders of this Agreement do not, and the consummation by North Star and the North Star Shareholders of the transactions contemplated hereby will not, (a) contravene or conflict with the Articles of Incorporation or Bylaws of North Star, (b) assuming compliance with the matters referred to in SECTION 4.4 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to North Star or the North Star Shareholders (including, without limitation, applicable federal and state securities laws), other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone, North Star or the Surviving Corporation, (c) assuming that the consents listed on SCHEDULE 4.5 hereto are obtained prior to the Effective Time, constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of North Star or to a loss of any benefit to which North Star is entitled under any provision of, any agreement, contract or other instrument binding upon North Star or any license, franchise, permit or other similar authorization held by North Star, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect on North Star, or (d) result in the creation or imposition of any Lien on any asset of North Star, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect on North Star. SCHEDULE 4.5 hereto sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by North Star from any third party (other than as otherwise expressly contemplated by SECTION
4.4 of this Agreement) in connection with this Agreement, the Merger and the transactions contemplated hereby where the failure of North Star to obtain such consent, approval or authorization, individually or in the aggregate, would have a Material Adverse Effect on Keystone, North Star or the Surviving Corporation.

    4.6 CAPITALIZATION. The authorized capital stock of North Star consists of 100,000 shares of North Star Common Stock and 10,000 shares of Preferred Stock, par value $54.63 per share. As of the date of this Agreement, there are outstanding 6,762.1875 shares of North Star Common Stock and no shares of Preferred Stock. All outstanding shares of North Star Common Stock are duly authorized and validly issued, paid and nonassessable, and were issued in
compliance with all applicable federal and state securities laws.   The holders
of the outstanding shares of North Star Common Stock immediately prior to the Effective Time are listed, together with their respective holdings of North Star Common Stock, on SCHEDULE 4.6 hereto. Except as set forth in this Section, there are outstanding (a) no shares of North Star Common Stock or other voting securities of North Star, (b) no securities of North Star convertible into or exchangeable for shares of North Star Common Stock or voting securities of North Star and (c) no options, warrants or other rights to acquire from North Star, and no obligation of North Star to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of North Star. Except as set forth on SCHEDULE 4.6 hereto, there are no outstanding obligations of North Star to repurchase, redeem or otherwise acquire any North Star Common Stock. As of the date hereof all of the shares of North Star Common Stock owned by the North Star Shareholders are owned, and as of the Effective Time all such shares will be owned, free and clear from all Liens.

    4.7 NORTH STAR FINANCIAL STATEMENTS. SCHEDULE 4.7 contains the audited balance sheets of North Star at September 30, 1995 and 1996, and the unaudited balance sheet of North Star at

September 30, 1994, together with the audited statements of operations and cash flows of North Star for the fiscal years ended September 30, 1994, 1995 and 1996. Such North Star Financial Statements have been, and any North Star Financial Statements delivered to Keystone for subsequent periods will be, prepared in conformance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of any unaudited financial statements, for the absence of footnotes and non-material deviations from generally accepted accounting principles in accordance with North Star's past practices), and fairly present and will fairly present the financial condition of North Star as of the represented dates thereof and the results of North Star's operations for the periods covered thereby.

    4.8 NORTH STAR'S BOOKS AND RECORDS. The books of account and records (including customer order files, employment records, licensing records, employment records and production and manufacturing records) of North Star and its subsidiaries are complete, true and correct in all material respects.

    4.9    NORTH STAR CONTRACTS WITH RELATED PARTIES.  Except as disclosed on
SCHEDULE 4.9 hereto, there are no material agreements or contracts by, between or among North Star and any of North Star's officers, directors or any holder of North Star Common Stock.

    4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly contemplated by this Agreement, since September 30, 1996, North Star has conducted its business only in the ordinary course, and there has not been:

           (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect on North Star;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of North Star Common Stock, or any repurchase, redemption or other acquisition by North Star of any outstanding shares of North Star Common Stock or other securities of, or other ownership interests in, North Star;

           (c) any split, combination or reclassification of any of North Star Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of North Star Common Stock;

           (d) any incurrence, assumption or guarantee by North Star of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (including any such borrowings under its existing bank credit facility);

           (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business assets of North Star which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on North Star;

           (f) any change in any method of accounting or accounting practice by North Star, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

           (g) except for this Agreement, any contract or commitment other than in the ordinary course of business;

           (h) any sale, assignment, transfer or other disposition of properties or assets, other than inventory or supplies consumed or disposed of in the ordinary course of business;

           (i) any change or anticipated change in the relationship between North Star and any of its major customers which, taken in the aggregate, could reasonably be expected to have a Material Adverse Effect on North Star;

           (j) any (i) grant except pursuant to agreements in effect on the date of this Agreement and disclosed in a Schedule hereto, of any material severance or termination pay to any director, officer or employee of North Star,
(ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of North Star, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, officers or employees of North Star; or

           (k) any agreement or commitment obligating North Star to do any of the things described in clauses (a) through (j).

    4.11 LITIGATION. Except as disclosed in SCHEDULE 4.11 hereto, there is no action, suit, investigation or proceeding pending or threatened against or affecting North Star or any of its properties (other than any such suit, action or proceeding challenging the transactions contemplated by this Agreement or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger) that, if determined or resolved adversely to North Star(in accordance with the plaintiff's demands, if applicable), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on North Star.

    4.12 TAXES. Each of the North Star Affiliated Group has filed all material tax returns and reports required to be filed by it and has paid (or North Star has paid on its behalf) all of the Taxes required to be paid by it (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Material Adverse Effect on North Star), and the most recent financial statements contained in the North Star Financial Statements reflect an adequate reserve for all Taxes payable by North Star for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against North Star or any member of the North Star Affiliated Group (other than deficiencies, the liability for which would not, individually or in the aggregate, have a Material Adverse Effect on North Star), and no requests for waivers of the time to assess any Taxes are pending. None of the assets or properties of North Star is subject to any tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings) except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on North Star.

    4.13 TITLE TO ASSETS. SCHEDULE 4.13A contains a complete and accurate list of all machinery, tools, equipment, instruments, racks, trucks, automobiles, furniture, computers, fixtures, leasehold improvements, documents, records, books and all other tangible personal property and real property owned or leased by, or in the possession of, or used by North Star and appearing on North Star's tax depreciation schedule. As of the date hereof and as of the Effective Time, North Star shall hold title to its assets and properties free and clear of all Liens, except as disclosed in SCHEDULE 4.13B hereto.

    4.14 LABOR MATTERS. North Star is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by North Star. Except as disclosed in SCHEDULE 4.14 hereto, (i) North Star is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and North Star is not engaged in any unlawful labor or employment practice nor has received any notice of a complaint, charge or allegation to the contrary;
(ii) there is no labor strike, dispute, slowdown or work stoppage pending or threatened against or affecting North Star; (iii) no present or former employee of North Star has any rightful claim for wrongful discharge against North Star;
(iv) no present or former employee or independent contractor of North Star has any pending or threatened claim against North Star for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period);
(C) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the employer's current fiscal year; (D) any violation of any statute, ordinance, contract or regulation relating to minimum wages or maximum hours of work; (E) discrimination against employees on any basis; (F) unlawful or wrongful employment or termination practices; (G) unlawful retirement, termination or labor relations practices, breach of contract or other claim arising under a collective bargaining agreement, individual, express or implied contract, or policy, practice or procedure manual or statement; (H) any violation of occupational safety or health standards, or any violation of the Worker Adjustment Retraining and Notification Act ("WARN").

    4.15   EMPLOYEE BENEFIT PLANS.

           (a) SCHEDULE 4.15 hereto sets forth a list of all North Star Plans. Except for the North Star Plans, with respect to all employees and former employees of North Star and all dependents and beneficiaries of such employees and former employees, (i) North Star does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements, (ii) North Star does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of ERISA, or Section 414(i) of the Code), (iii) North Star does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) and (iv) North Star does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

           (b) The North Star Plans comply in all material respects with the applicable requirements of ERISA and the Code, except for such failures to comply which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on North Star.

           (c) North Star has delivered to Keystone true and complete copies of (i) all North Star Plans, (ii) the most recent determination letter, if any, received by North Star from the Internal Revenue Service regarding the North Star Plans, (iii) the most recent financial statements and annual report or return for the North Star Plans and (iv) the most recently prepared actuarial valuation reports for the North Star Plans, if any.

           (d) North Star does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. North Star has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. North Star has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the North Star Plans (whether or not subject to ERISA) and (ii) health care continuation benefits described in Section 4980B of the Code or Sections 62A.17, 62A.146, 62A.20 and 62A.21 of the Minnesota Statutes and (iii) life insurance continuation benefits under Section 61A.092 of the Minnesota Statutes.

           (e) Neither North Star nor any of its directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the North Star Plans which would subject North Star, Keystone, the Surviving Corporation or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, which liability would have a Material Adverse Effect on North Star.

           (f) North Star has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and
Part 6 of Title I and Section 502(i) of ERISA, which liability would have a Material Adverse Effect on North Star.

    4.16 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 4.16 hereto, North Star (a) is not in violation of, nor has it violated, any applicable provisions of any laws, statutes, ordinances or regulations or (b) has not received any notice from any Governmental Entity or any other Person that North Star is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on North Star. North Star has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on North Star.

    4.17 BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of North Star or the North Star Shareholders and not entered into pursuant to the provisions of this Agreement.

    4.18 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding North Star Shares are entitled to cast at a meeting called for the purpose of approving the Merger and this Agreement is the only vote of holders of any North Star capital stock required to approve this Agreement, the Merger and the transactions contemplated hereby.

    4.19   ENVIRONMENTAL MATTERS.  Except as set forth on SCHEDULE 4.19,

           (a) all facilities and property (including underlying groundwater) owned or leased by North Star have been, and continue to be, owned or leased in material compliance with all Environmental Laws;

           (b)  there have been no past, and there are no pending or threatened

              (i) claims, complaints, notices or requests for information received by North Star or any of its subsidiaries with respect to any alleged violation of any Environmental Law, or

              (ii) complaints, notices or inquiries to North Star or any of its subsidiaries regarding potential liability under any Environmental Law;

           (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by North Star that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect on North Star;

           (d) North Star has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business;

           (e) no property now or previously owned or leased by North Star is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

           (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by North Star that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect on North Star;

           (g) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by North Star that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect on North Star; and

           (h) no conditions exist at, on or under any property now or previously owned or leased by North Star which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

    4.20 TRADEMARKS, PATENTS AND COPYRIGHTS. Except as set forth on SCHEDULE 4.20, North Star owns or possesses adequate licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing patents, trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of North Star as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of such rights. Except as set forth on SCHEDULE 4.20, the conduct of the business of North Star as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other Person, North Star has received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is ongoing. Except as set forth in
SCHEDULE 4.20 hereto, North Star has the unencumbered right to sell its products and services (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

    4.21 CONTRACTS AND OTHER AGREEMENTS. All contracts and agreements listed on SCHEDULE 4.21 hereto are valid, existing, in full force and effect, binding upon North Star and upon the other parties thereto in accordance with their terms, and North Star has paid in full or accrued all amounts now due from it thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and, except as disclosed on SCHEDULE 4.21 hereto, is not in default under any of them, nor is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder (except for (x) such defaults other than defaults in payment that would not, individually or in the aggregate, have a Material Adverse Effect on North Star and (y) such defaults in payment as do not exceed, individually or in the aggregate, $10,000). SCHEDULE 4.21 hereto sets forth a list of all material contracts and other agreements to which North Star is a party or by or to which North Star or any of its assets or properties is bound or subject, including, without limitation, the following:

           (a) any agreement that individually requires aggregate expenditures by North Star in any one year of more than $10,000;

           (b) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $10,000;

           (c) any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by North Star in any one year of more than $10,000, or (ii) pursuant to which North Star is the lessor of any real property which has rentals over $10,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

           (d) any agreement of surety, guarantee or indemnification, other than (i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $10,000, or (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

           (e) except as disclosed on SCHEDULE 4.15, any agreement, including without limitation employment agreements and bonus plans, relating to the compensation of, or obligating North Star to make payments (whether such payments are fixed in amount or contingent) to, (i) officers, (ii) employees,
(iii) former employees, (iv) consultants, (v) advisors or (vi) any Person who was promised such payments;

           (f) any agreement containing covenants of North Star not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person not to compete with North Star in any line of business of North Star;

           (g) any agreement granting or restricting the right of North Star to use a trade name, trade mark or logo;

           (h) any agreement with any customer or supplier that cannot be terminated without penalty in excess of $10,000 by North Star within ninety days; and

           (i)     any franchise, licensing or development agreement.

True and complete copies of all of the contracts and other agreements set forth in SCHEDULE 4.21 hereto (or required to be set forth therein) have been previously provided to Keystone.

    4.22 INSURANCE. SCHEDULE 4.22 attached hereto contains a true and complete listing of all policies of insurance maintained by North Star as of the date hereof and at all times during the twenty four month period ending on the date hereof. All such policies of insurance are in full force and effect, and true and correct copies of all such policies of insurance have been previously provided to Keystone. North Star maintains insurance in such amounts, and with respect to such liabilities and properties, as are customary for its industry for similarly situated entities and comparable assets.

    4.23 DISCLOSURE. No representations or warranties by North Star or the North Star Shareholders contained in this Agreement, and no document, statement, certificate or schedule furnished to Keystone in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained therein not misleading. North Star and the North Star Shareholders have provided Keystone complete and accurate documentation in response to Keystone's disclosure requests. All material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of North Star have been
disclosed to Keystone in or in connection with this Agreement.   Without
limiting the foregoing, the Registration Statement, and any amendments or supplements thereto, contains and will contain all material information with respect to North Star required to be included therein by the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding any right of Keystone to fully investigate the affairs of North Star and notwithstanding any Knowledge of facts determined or determinable by Keystone pursuant to such investigation or right of investigation (but subject to matters disclosed in the exhibits and schedules annexed hereto, as supplemented pursuant to SECTION 7.13), Keystone has the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement or in any exhibits and schedules annexed hereto.


                ARTICLE V - REPRESENTATIONS AND WARRANTIES OF KEYSTONE

    Except as set forth in and qualified by the schedules attached hereto, Keystone hereby makes the following representations and warranties to North Star and the North Star Shareholders, to its Knowledge.

    5.1 CORPORATE EXISTENCE AND POWER. Keystone is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers required to carry on its business as now conducted. Keystone is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be
so qualified would not have a Material Adverse Effect on Keystone.    The copies
of the Articles of Incorporation and Bylaws of Keystone which have been delivered to North Star by Keystone are as of the date hereof and will be at the Effective Time, true and complete copies of the Articles of Incorporation and Bylaws of Keystone, in each case as amended, restated and otherwise in effect at the Effective Time. Except for the Subsidiary or as set forth on SCHEDULE 5.1, Keystone does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

    5.2 CORPORATE AUTHORIZATION. Subject to obtaining the approval of the shareholders of Keystone at the Shareholders' Meeting, the execution, delivery and performance by Keystone of this Agreement and the consummation by Keystone of the transactions contemplated hereby to be consummated by it are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Keystone. This Agreement has been duly and validly executed and delivered by Keystone and constitutes a legal, valid and binding agreement of Keystone enforceable in accordance with its terms.

    5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Keystone of this Agreement and the consummation by Keystone of the transactions contemplated hereby to be consummated by it require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of Articles of Merger in accordance with the MBCA, (b) compliance with any applicable requirements of the Securities Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with the rules or regulations of the NASDAQ Stock Market, Inc., (e) compliance with the securities laws of various states, (f) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related regulations promulgated thereunder and (g) any action or filing which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto.

    5.4 NON-CONTRAVENTION. The execution, delivery and performance by Keystone of this Agreement does not, and the consummation by Keystone of the transactions contemplated hereby will not, (a) contravene or conflict with the Articles of Incorporation or Bylaws of Keystone, (b) assuming compliance with the matters referred to in SECTION 5.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Keystone (including, without limitation, applicable federal and state securities laws) other than such contraventions, conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect on any party hereto, (c) assuming that the consents listed on SCHEDULE 5.4 hereto are obtained prior to the Effective Time, constitute a breach or violation of, or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Keystone or to a loss of any benefit to which Keystone is entitled under any provision of, any agreement, contract or other instrument binding upon Keystone or any license, franchise, permit or other similar authorization held by Keystone, other than such breaches, violations, defaults, rights or losses which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone, or (d) result in the creation or imposition of any Lien on any asset of Keystone, other than any such creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone. SCHEDULE 5.4 sets forth a true, complete and correct list of all consents, approvals and authorizations required to be obtained by Keystone from any third party (other than as otherwise expressly contemplated by SECTION 5.3 of this Agreement) in connection with this Agreement, the Merger and the transactions contemplated hereby where the failure of Keystone to obtain such consent, approval or authorization, individually or in the aggregate, would have a Material Adverse Effect on Keystone.

    5.5 CAPITALIZATION. The authorized capital stock of Keystone consists of 20,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.
As of the date of this Agreement, there are outstanding 7,300,000 shares of Keystone Common Stock and no shares of Preferred Stock. As of the date of this Agreement, Keystone has reserved 730,000 shares of Keystone Common Stock for issuance upon exercise of stock options granted pursuant to the 1996 Employee Stock Option Plan (the "Stock Option Plan"). All outstanding shares of Keystone Common Stock are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. The Keystone Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Except as set forth in this Section or on SCHEDULE 5.5 attached hereto and except for changes since the date hereof resulting from the exercise, cancellation or exchange of options granted pursuant to the Stock Option Plan, there are outstanding (a) no shares of Keystone Common Stock or other voting securities of Keystone, (b) no securities of Keystone convertible into or exchangeable for shares of capital stock or voting securities of

Keystone and (c) no options or other rights to acquire from Keystone, and no obligation of Keystone to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Keystone. There are no outstanding obligations of Keystone to repurchase, redeem or otherwise acquire any Keystone Common Stock.

    5.6 SEC DOCUMENTS. Keystone has filed all Keystone SEC Documents required to be filed by it prior to the date hereof. As of their respective dates, the Keystone SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Keystone SEC Documents, and none of the Keystone SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Keystone SEC Document has been revised or superseded by a later-filed Keystone SEC Document, filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the Keystone SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Keystone included in the Keystone SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

    5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Keystone SEC Documents, and except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements included in the Keystone SEC Documents, Keystone has conducted its business only in the ordinary course, and there has not been:

           (a) any event, occurrence or development of a state of circumstances or facts which has had a Material Adverse Effect on Keystone;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Keystone Common Stock, or any repurchase, redemption or other acquisition by Keystone of any outstanding shares of Keystone Common Stock or other securities of, or other ownership interests in, Keystone;

           (c) any split, combination or reclassification of any of Keystone Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Keystone Common Stock;

           (d) any incurrence, assumption or guarantee by Keystone of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (including any such borrowings under its existing bank credit facility);

           (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business assets of Keystone which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Keystone;

           (f) any change in any method of accounting or accounting practice by Keystone, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

           (g) any (i) grant, except pursuant to agreements in effect on the date of this Agreement and disclosed in a Schedule hereto, of any material severance or termination pay to any director, officer or employee of Keystone,
(ii) entering into any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Keystone, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) other than in the ordinary course of business consistent with past practices, material increase in compensation, bonus or other benefits payable to directors, officers or employees of Keystone.

    5.8 LITIGATION. Except as disclosed in the Keystone SEC Documents, there is no action, suit, investigation or proceeding pending or threatened against or affecting Keystone or any of its properties (other than any such suit, action or proceeding challenging the transactions contemplated by this Agreement or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger) that, if determined or resolved adversely to Keystone (in accordance with the plaintiff's demands, if applicable), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Keystone.

    5.9 TAXES. Keystone has filed all material tax returns and reports required to be filed by it and has paid all of the Taxes required to be paid by it (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone), and the most recent financial statements contained in the Keystone SEC Documents reflect an adequate reserve for all material Taxes payable by Keystone for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Keystone (other than deficiencies, the liability for which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone), and no requests for waivers of the time to assess any Taxes are pending. None of the assets or properties of Keystone is subject to any tax lien (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings) except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone.

    5.10 COMPLIANCE WITH LAWS. Except as disclosed in the Keystone SEC Documents, Keystone (a) is not in violation of, nor has it violated, any applicable provisions of any laws, statutes, ordinances or regulations and (b) has not received any notice from any Governmental Entity or any other Person that Keystone is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b), for violations, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Keystone. Keystone has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Keystone.

    5.11   BROKERS.   No broker, investment banker, financial advisor or other
Person, other than the Keystone Financial Advisor and Crowell Weedon is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Keystone. The fees and expenses of the Keystone Financial Advisor and Crowell Weedon will be paid by Keystone. Keystone has provided North Star with a true and correct copy of the fee agreements between Keystone and the Keystone Financial Advisor and between Keystone and Crowell Weedon.

    5.12 VOTE REQUIRED. The affirmative votes of the holders of the outstanding shares of the Keystone Common Stock to be described in the Proxy Statement are the only votes of holders of capital stock of Keystone required to approve the Merger, this Agreement and the transactions contemplated hereby.

    5.13 DISCLOSURE. No representations or warranties by Keystone contained in this Agreement, and no document, statement, certificate or schedule furnished to North Star or the North Star Shareholders in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained therein not misleading. Keystone has provided North Star and the North Star Shareholders complete and accurate documentation in response to such Persons' disclosure requests. All material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of Keystone have been disclosed to North Star and the North Star Shareholders in or in connection with this Agreement. Without limiting the foregoing, the Registration Statement, and any amendments or supplements thereto, contains and will contain all material information with respect to Keystone required to be included therein by the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding any right of North Star and the North Star Shareholders to fully investigate the affairs of Keystone and notwithstanding any Knowledge of facts determined or determinable by North Star and the North Star Shareholders pursuant to such investigation or right of investigation (but subject to matters disclosed in the Keystone SEC Documents or in the exhibits and schedules annexed hereto, as supplemented pursuant to SECTION 7.13), North Star and the North Star Shareholders have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement or in any exhibits and schedules annexed hereto.



                ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS

    6.1 CONDUCT OF BUSINESS BY NORTH STAR. Except as contemplated by this Agreement, from the date hereof until the Effective Time, North Star shall, and each of the North Star Shareholders shall use its best efforts to cause North Star to, conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as provided in this Agreement, from the date hereof until the Effective Time, North Star will not, and the North Star Shareholders will not permit North Star to, without the prior written approval of Keystone in each instance:

           (a) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

           (b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any North Star Common Stock;

           (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof except in the ordinary course of business consistent with past practice or (ii) any assets that are material, individually or in the aggregate, to

North Star, except purchases of inventory in the ordinary course of business consistent with past practice;

           (d) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

           (e) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of North Star, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to North Star or (B) advances to employees in accordance with past practice;

           (f) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

           (g) make any material tax election or settle or compromise any material tax liability;

           (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent North Star Financial Statements or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which North Star is a party;

           (i) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which North Star is a party or waive, release or assign any material rights or claims;

           (j) enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of North Star's products or products licensed by North Star except in the ordinary course of business consistent with past practice;

           (k) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust arrangement or fund for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under a North Star Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or North Star Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any North Star Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or North Star Plan;

           (l) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

           (m) authorize any of, or commit or agree to take any of, the foregoing actions.

    6.2 CONDUCT OF BUSINESS BY KEYSTONE. Except as contemplated by this Agreement, from the date hereof until the Effective Time, Keystone shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

    6.3 OTHER ACTION. North Star and Keystone shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of the representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger and consummation of the transactions contemplated by this Agreement set forth in Article VIII below not being satisfied (subject to Keystone's right to take action specifically permitted by SECTION 6.4 below).

    6.4 NO SOLICITATION OF TRANSACTIONS. North Star shall, and shall direct and use its commercially reasonable efforts to cause their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action, and North Star shall notify Keystone of all inquiries or proposals which North Star may receive relating to any of such matters and if such inquiry or proposal is in writing, shall deliver to Keystone a copy of such inquiry or proposal.

    6.5 INTERIM FINANCIAL INFORMATION. Each of North Star and Keystone shall provide to the Other Party, not later than January 15, 1997, copies of their respective internally prepared financial statements for the two month period ending November 30, 1996.

                         ARTICLE VII - ADDITIONAL AGREEMENTS

    7.1    PREPARATION OF REGISTRATION STATEMENT; SHAREHOLDERS' MEETING.

           (a)     As soon as practicable following the date of this Agreement,
(i) the parties hereto shall provide to each other all information reasonably requested by the Other Party in order to permit the Other Party to comply with the provisions of this SECTION 7.1, (ii) Keystone shall prepare and file with the SEC the Proxy Statement relating to the approval by the holders of Keystone Common Stock of the Merger and this Agreement and (iii) Keystone and North Star shall prepare and file with the SEC the Registration Statement for the purpose of registering the shares of Keystone Common Stock to be issued in the Merger under the Securities Act, in which the Proxy Statement will be included as a prospectus. The parties hereto shall use all commercially reasonable efforts to file the Registration Statement with the SEC no later than December 31, 1996. Each of North Star and Keystone shall use all commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Keystone will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of Keystone as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

           (b) Each of North Star and Keystone will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a Shareholders' Meeting for the purpose of approving the Merger and this Agreement. Keystone will, through its board of directors, recommend to its shareholders approval of the Merger and this Agreement, except to the extent that the board of directors of Keystone shall have withdrawn or modified its approval or recommendation of the Merger and this Agreement in the event that it determines in good faith that such action is necessary for the board of directors of Keystone to comply with its fiduciary duties to the shareholders of Keystone under applicable law.

           (c) Each of the North Star Shareholders hereby covenants and agrees to vote at the North Star Shareholders' Meeting to approve this Agreement and the Merger.

    7.2 INFORMATION SUPPLIED BY NORTH STAR. North Star and the North Star Shareholders, jointly and severally, represent and warrant that none of the information supplied or to be supplied by North Star specifically for inclusion or incorporation by reference in the Registration Statements or Proxy Statement will, at the time the Registration Statements or Proxy Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    7.3 INFORMATION SUPPLIED BY KEYSTONE. Keystone represents and warrants that none of the information supplied or to be supplied by Keystone specifically for inclusion or incorporation by reference in the Registration Statements or Proxy Statement will, at the time the Registration Statements or Proxy Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    7.4 ACCESS TO INFORMATION. Subject to SECTION 7.5 below, from the date hereof to the Effective Time, each of Keystone and North Star shall provide to the other access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Other Party and their respective subsidiaries, other than the information and documents that in the opinion of such Other Party's legal counsel may not be disclosed under applicable law.

    7.5 CONFIDENTIALITY. Neither North Star, on the one hand, nor Keystone, on the other hand, shall release, publish, reveal or disclose, directly or indirectly, any Evaluation Material of the Other Party, except (a) to such of its directors, officers, employees, financial advisors, legal counsel, accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purpose of the transactions contemplated by this Agreement, so long as such Persons are informed by the revealing party of the confidential nature of such information and are directed by it to treat such information confidentially, (b) to such third parties as are reasonably necessary to obtain the consents and approvals from such parties to the transactions contemplated by this Agreement so long as such third parties are informed by the revealing party of the confidential nature of such information and are directed by it to treat such information confidentially, or (c) with the prior written consent of the Other Party and then only to the extent specified in such consent. The parties agree to take all reasonable precautions to safeguard the confidentiality of the Evaluation Material. Neither North Star nor Keystone shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material of the Other Party. In addition, all such Evaluation Material shall be used solely for the purposes of the investigations contemplated by SECTION 7.4 above, and shall not be otherwise used to the detriment of the Other Party or in competition with the Other Party. The restrictions on disclosure of information contained in this SECTION 7.5 do not extend to any item of information that (i) is publicly known at the time of its disclosure, (ii) is lawfully received from a third party not bound in a confidential relationship to the Other Party, (iii) is published or otherwise made known to the public by the Other Party, (iv) was generated independently before its receipt from the Other Party or (v) is required to be disclosed pursuant to a governmental order or decree or other legal requirement to produce or disclose such item of information, provided that upon receiving notice that any such order or decree is being sought or that any such legal requirement is applicable, such party shall promptly give the Other Party notice thereof and such party shall cooperate with the Other Party's efforts, if any, to contest the issuance of such order or decree or the application of such legal requirement. Upon written request, the parties shall return or destroy all writings, documents and materials containing Evaluation Material. Each of North Star, on the one hand, and Keystone, on the other hand, understands that the Other Party will not have an adequate remedy at law for a breach or threatened breach by the revealing party or any of its subsidiaries of the terms of this
SECTION 7.5, and each party therefore agrees that if there is any such breach or threatened breach, the Other Party may, in addition to any other legal or equitable remedies available to it, obtain an injunction or restraining order to enjoin the Other Party or any of its subsidiaries from the breach or threatened breach of this SECTION 7.5.

    7.6 PUBLIC ANNOUNCEMENTS. Each of North Star and Keystone shall consult with the Other Party before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. The parties have agreed on the text of a joint press release by which Keystone and North Star will announce the execution of this Agreement, a copy of which is attached hereto as EXHIBIT 7.6.

    7.7    APPROPRIATE ACTION; CONSENTS; FILINGS.

           (a) North Star, the North Star Shareholders and Keystone shall use their respective best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any Governmental Entity or otherwise to consummate the Merger and the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by North Star or Keystone in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities laws and (B) any other applicable law; provided that Keystone and North Star shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the Other Party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. All fees and expenses relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by North Star and the North Star Shareholders shall be borne by North Star. All fees and expenses relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by Keystone shall be borne by Keystone. North Star and Keystone shall use reasonable best efforts to furnish to the Other Party all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Registration Statement) in connection with the transactions contemplated by the Merger and this Agreement.

           (b) (i) North Star and Keystone shall give any notices to third parties, and use their reasonable best efforts to obtain any third party consents, (A) necessary to consummate the Merger and the transactions contemplated by this Agreement, (B) disclosed or required to be disclosed in the schedules to this Agreement or (C) required to prevent a Material Adverse Effect on North Star or Keystone.

              (ii) In the event that North Star or Keystone shall fail to obtain any third party consent described in subsection (b)(i) above, North Star or Keystone, as appropriate, shall use its reasonable best efforts, and shall take any such actions reasonably requested by the Other Party, to minimize any adverse effect on North Star, its subsidiaries and Keystone and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

           (c) From the date of this Agreement until the Effective Time, each of North Star and Keystone shall promptly notify the Other Party of any pending or, to the Knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or the transactions contemplated by this Agreement or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Keystone or, to the Knowledge of such first party, any subsidiary of Keystone to own or operate all or any portion of the businesses or assets of North Star, which in either case is reasonably likely to have a Material Adverse Effect on Keystone.

           (d) Each party shall execute and deliver on and after the execution of this Agreement such further documents and instruments and take such other actions as the Other Party may reasonably request to implement and effect the purposes of and transactions contemplated by this Agreement.

    7.8 STATE STATUTES. If any State Takeover Laws shall become applicable to the transactions contemplated by this Agreement, each of North Star and Keystone, as the case may be, and their respective boards of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such State Takeover Law on the transactions contemplated by this Agreement.

    7.9 EMPLOYMENT CONTRACTS. The parties shall use their respective reasonable best efforts to cause the Surviving Corporation to enter into employment contracts to be effective as of the Effective Time with Ronald G. Brown and Kim D. Wood in substantially the form attached hereto as EXHIBITS 7.9-1 and 7.9-2, respectively. The reasonable attorney fees and costs of Messrs. Brown and Wood in connection with such contracts shall be borne by North Star.

    7.10   INDEMNIFICATION.

           (a) INDEMNIFICATION BY NORTH STAR. Subject to the limitations set forth in SECTION 7.10(e) below, North Star shall indemnify and hold Keystone harmless at all times from and after the date of this Agreement against and in respect of all payments, damages, demands, claims, losses, obligations, liabilities, costs and expenses, including, but not limited to, reasonable attorney fees and costs ("CLAIMS") which Keystone may suffer or incur in connection with any breach by North Star of any of its representations, warranties or covenants in this Agreement.

           (b) INDEMNIFICATION BY THE NORTH STAR SHAREHOLDERS. Subject to the limitations set forth in SECTION 7.10(e) below, the North Star Shareholders, jointly and severally, shall indemnify and hold Keystone harmless at all times from and after the date of this Agreement against and in respect of all Claims which Keystone may suffer or incur in connection with any breach by the North Star Shareholders of any of their respective representations, warranties or covenants in this Agreement.

           (c) INDEMNIFICATION BY KEYSTONE. Subject to the limitations set forth in SECTION 7.10(e) below, Keystone shall indemnify and hold North Star and the North Star Shareholders harmless at all times from and after the date of this Agreement, against and in respect of all Claims which North Star or the North Star Shareholders may suffer or incur in connection with any breach by Keystone of any of its representations, warranties or covenants in this Agreement.

           (d) THIRD PARTY CLAIMS. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this SECTION 7.10, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provided that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party,
(ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Section. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity under this Section that such party elects to undertake the defense of such claim, or does not actively prosecute such defense thereafter, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party.

           (e) LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, a party shall be liable for any Claim only to the extent that (i) such party had Knowledge (subject to the qualifications set forth in the introductory paragraph of ARTICLE IV) of the facts and circumstances giving rise to such Claim (it being understood that Kim D. Wood shall not be deemed to have made any representation or warranty under
SECTION 4.19) and (ii) such Claim, together with all other Claims for which such party is liable under this Agreement, exceeds $500,000, and (iii) written notice of such Claim, describing the subject matter thereof in reasonable detail, shall have been delivered to such party within the applicable period set forth below: (A) with respect to a Claim arising from the breach of the representations and warranties contained in SECTION 4.7, not later than thirty
(30) days after the first issuance of audited financial statements of Keystone following the Merger, (B) with respect to a Claim arising from a breach of the representations and warranties contained in the last sentence of SECTION 4.6, the sixth anniversary of the Effective Time, and (C) with respect to a Claim arising from a breach of any of the other representations, warranties and covenants contained in this Agreement, the date occurring 365 days after the Effective Time. The foregoing limitations shall apply to each party regardless of any joint or joint and several liability borne by such party together with any other party.

           (f)  LIMITS APPLICABLE TO GENERAL LIABILITY.   The indemnification
provided in this SECTION 7.10 is not the exclusive remedy of any party with respect to the transactions contemplated hereby; PROVIDED, that the limitations provided under subsection (e) shall apply to any Claim, whether pursuant to this
SECTION 7.10, in an action at law or in equity, or otherwise.

    7.11 ACCOUNTING TREATMENT. The North Star Shareholders covenant and agree that they shall take no action that could reasonably be deemed to impair the accounting treatment of the Merger as a "pooling".

    7.12 OTHER AGREEMENTS. Keystone and each shareholder of North Star shall have entered into a Registration Rights Agreement substantially in the form of
EXHIBIT 7.12-1 hereto; Keystone and certain of its principal shareholders shall have entered into a Voting Agreement substantially in the form of EXHIBIT 7.12-2 hereto; and North Star and the North Star Shareholders shall have entered into an Affiliate Agreement substantially in the form of EXHIBIT 7.12-3 hereto.

    7.13 RIGHT TO UPDATE SCHEDULES. Notwithstanding anything herein to the contrary, North Star and the North Star Shareholders (on the one hand) and Keystone (on the other hand) may, after the date of this Agreement, amend or supplement the Schedules relating to their respective representations and warranties hereunder for the purpose of disclosing transactions or occurrences arising after the date of this Agreement and prior to the Effective Time. No transaction or occurrence duly disclosed pursuant to this SECTION 7.13 shall be deemed to constitute a breach of this Agreement; PROVIDED that if the transactions and occurrences so disclosed (a) are reasonably likely to constitute, individually or in the aggregate, a Material Adverse Effect on North Star (in the case of disclosures by North Star and the North Star Shareholders), then Keystone may terminate this Agreement in accordance with Section 9.2(b) and without liability to Keystone; and (b) are reasonably likely to constitute, individually or in the aggregate, a Material Adverse Effect on Keystone

(in the case of disclosures by Keystone), then North Star may terminate this Agreement in accordance with Section 9.2(a) and without liability to North Star or the North Star Shareholders.

    7.14 BOARD OF DIRECTORS. Keystone shall use its best efforts to cause and maintain the election of Ronald G. Brown to its Board of Directors.

    7.15 TERMINATION OF CERTAIN AGREEMENTS. Not more than ten (10) business days following the date of this Agreement, North Star shall have entered into agreements providing for the termination of each Agreement to Purchase Corporate Stock identified on SCHEDULES 4.5 and 4.6, which termination may be contingent upon the consummation of the Merger.


                       ARTICLE VIII - CONDITIONS TO THE MERGER

    8.1 CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of North Star and Keystone to consummate the Merger are subject to the satisfaction upon or prior to the Closing of the following conditions:

           (a) SHAREHOLDER APPROVALS. This Agreement and the Merger shall have been approved by (i) the affirmative vote of the holders of a majority of the outstanding shares of Keystone Common Stock in accordance with the MBCA and the Articles of Incorporation and Bylaws of Keystone and (ii) the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of North Star Common Stock in accordance with the MBCA and the Articles of Incorporation and Bylaws of North Star.

           (b) GOVERNMENTAL ENTITY APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement (including, without limitation, the expiration of any waiting period (and any extension thereof) required under the Hart-Scott-Rodino Antitrust Improvements Act of
1976) shall have been filed, expired or been obtained.

           (c) REGISTRATION STATEMENT; PROXY STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Proxy Statement included in the Registration Statement shall not at the Effective Time be subject to any proceedings commenced or threatened by the SEC.

           (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the Merger or any other transaction contemplated by this Agreement shall be in effect.

           (e) STATUTES. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would (i) make the consummation of the Merger illegal or (ii) render North Star or Keystone unable to consummate the Merger except for any waiting period provisions.

           (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have occurred no Material Adverse Effect with respect to Keystone or North Star that is the result of conditions or factors affecting the economy generally or the industry in which North Star or Keystone operates or the result of the announcement of the Merger or actions taken in contemplation thereof.

    8.2 CONDITIONS OF OBLIGATION OF KEYSTONE. The obligation of Keystone to consummate the Merger is subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by Keystone.

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of North Star and the North Star Shareholders set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect," shall be true and correct in all respects as of the Closing Date (subject to SECTION 7.13), as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on North Star. Keystone shall have received a certificate signed on behalf of North Star by the chief executive officer and the chief financial officer of North Star, and by the North Star Shareholders, to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF NORTH STAR AND THE NORTH STAR SHAREHOLDERS. North Star and the North Star Shareholders shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, unless waived in writing by Keystone, and Keystone shall have received a certificate signed on behalf of North Star by the chief executive officer and the chief financial officer of North Star, certifying as to North Star's performance.

           (c) CONSENTS. The consents, approvals and authorizations described (or required to be described) on SCHEDULES 4.5 and 5.4 hereto shall have been obtained in form and in substance reasonably satisfactory to Keystone, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect on either Keystone or the Surviving Corporation.

           (d) FAIRNESS OPINION. Keystone shall have received from the Keystone Financial Advisor an opinion dated the Effective Time in form and substance reasonably satisfactory to Keystone that the Merger and the other transactions contemplated by the Merger and this Agreement are fair to the shareholders of Keystone from a financial point of view; provided, however, that the condition set forth in this SECTION 8.2(d) shall be deemed satisfied if Keystone fails to use all commercially reasonable efforts to obtain such fairness opinion.

           (e) ACCOUNTING TREATMENT. Keystone shall have received from Ernst & Young LLP an opinion dated the Effective Time in form and substance reasonably satisfactory to Keystone that the Merger will receive "pooling" treatment for accounting purposes.

           (f) DISSENTING SHAREHOLDERS. Keystone shall have received evidence satisfactory to Keystone that (i) no holders of North Star Common Stock are entitled to dissent from the Merger and (ii) the holders of Keystone Common Stock entitled to dissent from the Merger do not hold, in the aggregate, more than 1% of the issued and outstanding shares of Keystone Common Stock.

           (g) BRAINERD INDEMNITY. Ronald G. Brown shall have executed and delivered to Keystone an environmental indemnification agreement substantially in the form of Exhibit 8.2(g) hereto.

    8.3 CONDITIONS OF OBLIGATION OF NORTH STAR. The obligation of North Star to effect the Merger is subject to the satisfaction prior to or upon the Closing of the following conditions, unless waived by North Star:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Keystone set forth in this Agreement, without regard to any qualification or reference to immateriality or "Material Adverse Effect," shall be true and correct in all respects as of the Closing Date (subject to SECTION 7.13), as though made on and as of such date (provided that those representations or warranties made as of a particular date need only be true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a Material Adverse Effect on Keystone. North Star shall have received a certificate signed on behalf of Keystone by the chief executive officer and the chief financial officer of Keystone to such effect.

           (b) PERFORMANCE OF OBLIGATIONS OF KEYSTONE. Keystone shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, unless waived in writing by North Star and/or the North Star Shareholders, and North Star shall have received a certificate signed on behalf of Keystone by the chief executive officer and the chief financial officer of Keystone, certifying as to Keystone's performance.

           (c) CONSENTS. The consents, approvals and authorizations described (or required to be described) on SCHEDULES 4.5 and 5.4 hereto shall have been obtained in form and substance reasonably satisfactory to North Star, except for such consents, approvals and authorizations with respect to which the failure to obtain would not have a Material Adverse Effect on either Keystone or the Surviving Corporation.

           (d) REVIEW OF KEYSTONE SECURITIES. North Star shall have received a letter from Keystone's independent auditors or legal counsel indicating (i) the number of shares of Keystone Common Stock that have been authorized for issuance by the board of directors of Keystone as set forth in the minutes in the Keystone minute book and (ii) the number of shares of Keystone Common Stock subject to warrants and options to purchase them that have been authorized by the board of directors of Keystone as set forth in the minutes in the Keystone minute book.

           (e) RELEASE OF GUARANTY. Ronald G. Brown shall have been released from his personal guaranty of North Star's obligations to First Bank National Association.


                    ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

    9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Merger by the shareholders of Keystone and North Star:

           (a)     by mutual written consent of Keystone and North Star; or

           (b) by either Keystone or North Star if either (i) the Effective Time shall not have occurred on or before March 28, 1997; provided, however, that the right to terminate this Agreement under this SECTION 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) there shall be any law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable; provided that the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) shall have complied with its obligations under SECTION 7.7 above; or

           (c) by North Star, if (i) the board of directors of Keystone withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to North Star or shall have resolved to do any of the foregoing, (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of Keystone Common Stock is commenced, and the board of directors of Keystone, within ten (10) business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders or (iii) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Keystone Common Stock (excluding for this purpose holdings of shares by Persons or groups as currently reflected in filings with the SEC under Section 13(d)); or

           (d) by Keystone, if the board of directors of Keystone shall have withdrawn, modified or changed its recommendation of this Agreement and the Merger to the shareholders of Keystone as a result of a determination by a majority of such directors in good faith that failure to so withdrawn, modify or change such recommendation would be a breach of the fiduciary duty of such directors; or

           (e) by either Keystone or North Star, if its respective Shareholders' Meeting shall have been held and the shareholders of either North Star or Keystone shall have failed to approve the Merger or this Agreement at such meeting (including any adjournment or postponement thereof); or

           (f)     by North Star, in the event that any condition in
SECTION 8.1 or SECTION 8.3 is not satisfied or waived by March 28, 1997;

           (g) by Keystone, in the event that any condition in SECTION 8.1 or SECTION 8.2 is not satisfied or waived by March 28, 1997;

           (h)     by Keystone, pursuant to clause (a) of SECTION 7.13; or

           (i)     by North Star, pursuant to clause (b) of SECTION 7.13.

    9.2    CONSEQUENCES OF TERMINATION.

           (a) In the event Keystone terminates this Agreement other than in compliance with SECTION 9.1 above, or in the event North Star terminates this Agreement in compliance with the provisions of SECTION 9.1(b)(i) above because the Effective Time has not occurred on or before March 28, 1997 as a result of a material breach of this Agreement by Keystone, or in compliance with the provisions of SECTION 9.1(e), or pursuant to clause (b) of SECTION 7.13 or in compliance with the provisions of SECTION 9.1(f) to the extent arising from the failure of any condition under SECTION 8.3 or clause (i) of SECTION 8.1(a), Keystone shall reimburse North Star for its reasonable and documented fees and expenses (including reasonable attorney's fees and costs) incurred in connection with the transactions contemplated by this Agreement, in an aggregate amount not to exceed $100,000.

           (b) In the event North Star terminates this Agreement other than and in compliance with SECTION 9.1 above, or in the event Keystone terminates this Agreement in compliance with the provisions of SECTION 9.1(b)(i) above because the Effective Date has not occurred on or before March 28, 1997 as a result of a material breach of this Agreement by North Star or the North Star Shareholders, or in compliance with the provisions of SECTION 9.1(e), or pursuant to clause (a) of SECTION 7.13 or pursuant to SECTION 9.1(g) to the extent arising from the failure of any condition under SECTION 8.2 (other than subsection (d), (e) or (f) thereof) or clause (ii) of SECTION 8.1(a), North Star shall reimburse Keystone for its reasonable and documented fees and expenses (including reasonable attorney's fees and costs) incurred in connection with the transactions contemplated by this Agreement, in an aggregate amount not to exceed $100,000.

           (c) The remedies set forth in this SECTION 9.2 are intended to be the sole remedies of the parties in the event that either party terminates this Agreement for any reason.

    9.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    9.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in any instrument in writing signed by the party or parties to be bound thereby.


                            ARTICLE X - GENERAL PROVISIONS

    10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Merger.

    10.2 NOTICES. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be deemed given if delivered personally, by facsimile, by certified mail (postage prepaid, return receipt requested) or sent by overnight courier (in each case, providing proof of delivery) to the parties at the following addresses and/or facsimile numbers set forth on the signature pages of this Agreement (or such other address or facsimile number for a party as shall be specified in like notice).

    10.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

    10.4 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this

Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto in each instance.

    10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    10.7 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in a California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of California or a California state court.

    10.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of California, without giving effect to the principles of conflict of laws thereof.

    10.9 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    10.10 FURTHER ASSURANCES. Each of the parties hereto covenants that it shall promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, documents, instruments and agreements as may reasonably be requested by any Other Party from time to time in order to carry out more effectively the purposes of this Agreement.

    10.11 ATTORNEY FEES. In the event of any dispute between the parties hereto, the prevailing party shall be entitled to recover its reasonable attorney fees and costs from the Other Party.


         [remainder of page intentionally left blank; signature page follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                             By /S/ CHARLES J. HOGARTY
                                -----------------------------------------------
                                  Charles J. Hogarty, Chief Operating Officer


                             By /S/ VIRGIL K. BENTON II
                                -----------------------------------------------
                                  Virgil K. Benton II, Chief Executive Officer


                             NORTH STAR MERGER, INC.


                             By /S/ CHARLES J. HOGARTY
                                -----------------------------------------------
                                  Charles J. Hogarty, Chief Operating Officer


                             By /S/ VIRGIL K. BENTON II
                                -----------------------------------------------
                                  Virgil K. Benton II, Chief Executive Officer


                             NORTH STAR PLATING COMPANY


                             By /S/ RONALD G. BROWN
                                -----------------------------------------------
                                  Ronald G. Brown, President


                             By /S/ KIM D. WOOD
                                -----------------------------------------------
                                  Kim D. Wood, Vice President


                                /S/ RONALD G. BROWN
                                -----------------------------------------------
                                       RONALD G. BROWN


                                 /S/ KIM D. WOOD
                                -----------------------------------------------
                                       KIM D. WOOD